FOR IMMEDIATE RELEASE

Hallmark Financial Services, Inc. To Present at the
Keefe, Bruyette & Woods 2009 Insurance Conference

FORT WORTH, Texas, (September 3, 2009) - Hallmark Financial Services, Inc. (NASDAQ: HALL) announced today that Mark E. Schwarz, Executive Chairman, and Mark J. Morrison, Chief Executive Officer and President, will make a presentation at the Keefe, Bruyette & Woods 2009 Insurance Conference located at The Waldorf Astoria Hotel, 301 Park Avenue, New York City on Thursday, September 10, 2009, at 10:20a.m. EDT.  The presentation materials will be available on Hallmark’s website at www.hallmarkgrp.com on and after the date of the presentation.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Our business involves marketing, distributing, underwriting and servicing commercial insurance, non-standard personal automobile insurance and general aviation insurance, as well as providing other insurance related services. Our business is geographically concentrated in the south central and northwest regions of the United States, except for our general aviation business which is written on a national basis.  The Company is headquartered in Fort Worth, Texas and its common stock is presently listed on NASDAQ under the symbol "HALL."

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com